EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our Firm under the caption “Experts” and to the use of our report dated May 12, 2011, with respect to the financial statements of Chi-X Europe Limited included in the Registration Statement (Form S-1) and related Prospectus of BATS Global Markets, Inc. dated May 12, 2011.

/s/ Ernst & Young LLP

London, England

May 12, 2011